UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2009

Boveran Diagnostics, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0001333675	20-2725030
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

638 Main St, Lake Geneva, WI	53147
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 495-9334

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Section 5 – Corporate Governance and Management

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 16, 2009 Anthony Welch, Jason Eck and Regina Weller resigned as directors of Boveran Diagnostics, Inc. (the “Company”).

On July 16, 2009, in connection with their resignations and in anticipation of filling the vacancy created their resignations they confirmed the appointment of Andrew Schenker as the sole Director and interim CEO.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 31, 2009

Boveran Diagnostics, Inc.

By:	/s/ Andrew J. Schenker
Andrew J. Schenker, CEO.

Exhibit
Number	Description
99.1	Letters of Resignation dated July 16, 2009